August 30, 2004




Mr. Freddie Jacobs
Unified Fund Services
431 N. Pennsylvania
Indianapolis, IN  46204

Dear Freddie:

At your request we have read the disclosures made in the document entitled "Attachment of Disclosures Required by Items 77K and 77Q1 of Form N-SAR" regarding the change in accountants of ACM Convertible Securities Fund (a series of Unified Series Trust) and agree with their content.

Sincerely,

/s/ McCurdy & Associates CPA's, Inc.

McCurdy & Associates CPA's, Inc.

August 30, 2004




Mr. Freddie Jacobs
Unified Fund Services
431 N. Pennsylvania
Indianapolis, IN  46204

Dear Freddie:

At your request we have read the disclosures made in the document entitled "Attachment of Disclosures Required by Items 77K and 77Q1 of Form N-SAR" regarding the change in accountants of Crawford Dividend Growth Fund (a series of Unified Series Trust) and agree with their content.

Sincerely,

/s/ McCurdy & Associates CPA's, Inc.

McCurdy & Associates CPA's, Inc.

August 30, 2004




Mr. Freddie Jacobs
Unified Fund Services
431 N. Pennsylvania
Indianapolis, IN  46204

Dear Freddie:

At your request we have read the disclosures made in the document entitled "Attachment of Disclosures Required by Items 77K and 77Q1 of Form N-SAR" regarding the change in accountants of GJMB Growth Fund (a series of Unified Series Trust) and agree with their content.

Sincerely,

/s/ McCurdy & Associates CPA's, Inc.

McCurdy & Associates CPA's, Inc.